Exhibit 10.7

Execution Copy

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Master Servicer

and

Berkeley Point Capital LLC,
Primary Servicer

PRIMARY SERVICING AGREEMENT

Dated as of January 1, 2016

CFCRE 2016-C3 Mortgage Trust
Commercial Mortgage Pass-Through Certificates, Series 2016-C3

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TABLE OF CONTENTS

(continued)

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This is a Primary Servicing Agreement (this “Agreement”), dated as of January 1, 2016, by and between Berkeley Point Capital LLC, a Delaware limited liability company having an office at One Beacon Street, 14th Floor, Boston, MA 02108, and its successors and assigns (the “Primary Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at c/o Commercial Mortgage Servicing, MAC D1086, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

W I T N E S S E T H:

WHEREAS, CCRE Commercial Mortgage Securities, L.P., as Depositor (the “Depositor”), CWCapital Asset Management LLC, as Special Servicer (the “Special Servicer”), Wilmington Trust, National Association, as Trustee (the “Trustee”), Wells Fargo Bank, National Association, as Certificate Administrator (in such capacity, the “Certificate Administrator”), as Paying Agent and as Custodian, Park Bridge Lender Services LLC, as Operating Advisor (in such capacity, the “Operating Advisor”) and as Asset Representations Reviewer, and the Master Servicer have entered into that certain Pooling and Servicing Agreement dated as of January 1, 2016 (as amended, modified and restated from time to time, the “Pooling and Servicing Agreement”), whereby the Master Servicer shall master service certain mortgage loans and related companion loans (defined below), on behalf of the Trustee; and

WHEREAS, the Master Servicer desires to enter into a contract with the Primary Servicer whereby the Primary Servicer shall service the mortgage loans listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (the “Mortgage Loans”) and the companion loans listed on the Mortgage Loan Schedule (the “Serviced Companion Loans”“) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01      Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Collection Report” shall mean the monthly report prepared by the Primary Servicer setting forth, with respect to each Mortgage Loan and Serviced Companion Loan and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit G attached hereto.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Primary Servicer Collection Account” shall have the meaning specified in Section 3.01(c)(10) of this Agreement.

“Primary Servicer Serviced Whole Loan Collection Account” shall have the meaning specified in Section 3.01(c)(12) of this Agreement.

“Primary Servicer Remittance Amount” shall mean, with respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Primary Servicer Collection Account (as defined herein) as of such date, (ii) the aggregate of the amounts on deposit in the Primary Servicer Serviced Whole Loan Collection Account (as defined herein) as of such date, (iii) the aggregate of all other amounts received with respect to the Mortgage Loans and Serviced Companion Loans as of such date to the extent not previously remitted to the Master Servicer or the Serviced Companion Loan Noteholders and (iv) the aggregate amount of Prepayment Interest Shortfalls deposited by the Primary Servicer in the Primary Servicer Collection Account and the Primary Servicer Serviced Whole Loan Collection Account as required by Section 3.17 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(30) of this Agreement, to the extent not previously remitted to the Master Servicer, net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments (other than the Escrow Payments that are to be used to reimburse the Master Servicer for Servicing Advances) or (ii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.12 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(23) of this Agreement.

“Primary Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Primary Servicer Reporting Date” shall mean the first Business Day after each Determination Date.

“Primary Servicer Parties” shall have the meaning specified in Section 3.03 of this Agreement.

“Primary Servicing Fee” shall mean, with respect to each Mortgage Loan and each Serviced Companion Loan, the fee payable to the Primary Servicer pursuant to Section 3.01(c)(23) of this Agreement.

“Primary Servicing Fee Rate” shall mean, with respect to each Mortgage Loan and each Serviced Companion Loan, the rate that corresponds to such Mortgage Loan or Serviced Companion Loan set forth on Exhibit A hereto under the heading “Primary Servicing Fee.”

“Serviced Companion Loans” shall have the meaning specified in the recitals hereto.

“Serviced Whole Loans” shall mean (i) the Mortgage Loan identified as Element LA on Exhibit A attached hereto and its related Serviced Companion Loans and (ii) the Mortgage Loan

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identified as 215 West 34th Street & 218 West 35th Street on Exhibit A attached hereto and its related Serviced Companion Loans.

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01      Contract for Servicing; Possession of Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans and the Serviced Companion Loans. On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicing File or the Mortgage File in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer for the benefit of the Trustee. The Primary Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the related Mortgage Loan and Serviced Companion Loan pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Primary Servicer shall be identified to reflect clearly the ownership of the related Mortgage Loan by the Trustee. The Primary Servicer shall release from its custody any Mortgage File retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. The Primary Servicer shall provide to the Master Servicer as soon as practicable after request therefor by the Master Servicer a copy of any documents held by it with respect to the Mortgage Loans and Serviced Companion Loans. During the term of this Agreement, the Primary Servicer will also provide to the Master Servicer a copy of any lease, amendments and other documents related to the Mortgaged Properties securing the Mortgage Loans and any related Serviced Companion Loan or related to the Mortgage Loans and any related Serviced Companion Loan as soon as possible after receipt or execution thereof, as applicable. Except as otherwise provided herein, the Primary Servicer shall not be obligated to provide a copy of any documents held by it with respect to the Mortgage Loans and Serviced Companion Loans to any Person not a party to this Agreement. If and so long as the Primary Servicer (i) has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, the Primary Servicer shall hold the original of any letters of credit related to a Mortgage Loan and perform any obligations of the Master Servicer with respect thereto all in accordance with any applicable requirements of Section 2.01(c) of the Pooling and Servicing Agreement. If at any time the Primary Servicer does not satisfy the conditions described in clause (i) or clause (ii) of the immediately preceding sentence, the Primary Servicer shall immediately deliver to the Master Servicer the original of any letters of credit related to any Mortgage Loan.

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Section 2.02 Notice of Defect, Breach or Repurchase Request.

Following its receipt from the Depositor, the Master Servicer shall provide a copy of the CCRE Purchase Agreement to the Primary Servicer. The Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer discovers or receives notice alleging a Defect or a Breach or receives a Repurchase Communication of a Repurchase, a Repurchase Request, a Repurchase Request Rejection or a Repurchase Request Withdrawal. The Primary Servicer shall promptly, but in no event later than five (5) Business Days after receipt, provide to the Master Servicer a copy of any written Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection received by the Primary Servicer and such other information in the possession of the Primary Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.03(d) of the Pooling and Servicing Agreement. The Primary Servicer shall promptly provide to the Master Servicer any Certificateholder Repurchase Request received by the Primary Servicer and such other information in the possession of the Primary Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.03(j) of the Pooling and Servicing Agreement.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS AND THE SErVICED COMPANION LOANS

Section 3.01      Primary Servicer to Service.

(a)           The Primary Servicer, as an independent contractor, shall service and administer the Mortgage Loans and the Serviced Companion Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement and, in the case of the Serviced Companion Loans, as a collective whole as if such Certificateholders and Serviced Companion Loan Noteholders, as applicable, constituted a single lender.

(b)           The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans and the Serviced Companion Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Controlling Class Certificateholders, the Controlling Class Representative, the Operating Advisor, the Rating Agencies, the 17g-5 Information Provider, the Underwriters, the Initial Purchasers, the Directing Certificateholder, the Certificateholders, the Serviced Companion Loan Noteholders, the Serviced Pari Passu Companion Loan Noteholders, the Asset Representations Reviewer, and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.23 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer the Mortgage Loans and the Serviced Companion Loans that are not Specially Serviced Loans. All references herein to the respective duties of the Primary Servicer

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and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.23 of the Pooling and Servicing Agreement, as modified herein and to the Special Servicer’s rights to service Specially Serviced Loans. Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Depositor, the Custodian, the Rating Agencies, the 17g-5 Information Provider, the Special Servicer, the Controlling Class Certificateholder, the Controlling Class Representative, the Operating Advisor, the Underwriters, the Initial Purchasers, the Directing Certificateholder, the Serviced Companion Loan Noteholders, the Serviced Pari Passu Companion Loan Noteholders, the Asset Representations Reviewer and the Certificateholders in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Primary Servicer hereunder, (iii) references to the Mortgage Loans in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans as defined herein, (iv) references to the Serviced Companion Loans and Serviced Pari Passu Companion Loans in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Serviced Companion Loans in this Agreement, and (v) references to the Serviced Whole Loan in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Serviced Whole Loan in this Agreement (such modification of the Incorporated Sections shall be referred to herein as the “References Modification”). With respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement that are not being performed by the Primary Servicer under this Agreement, the Primary Servicer shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities. The Primary Servicer shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC. The Primary Servicer shall fully cooperate with the Master Servicer in connection with avoiding the imposition of a tax on any portion of the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

(c)           The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)           Section 1.02. The determination as to the application of amounts collected in respect of any Mortgage Loan and Serviced Companion Loan, in the absence of express provisions in the related Loan Documents or to the extent that such terms authorize the lender to use its discretion, shall be made by the Master Servicer.

(2)           Section 2.04(a). Section 2.04(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Primary Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Primary Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.” The Primary Servicer hereby represents and warrants, as

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of the date hereof, that (i) each insurance policy and fidelity bond referenced in Section 3.08(d) of the Pooling and Servicing Agreement names the Master Servicer as an additional insured and loss payee; (ii) the net worth of the Primary Servicer determined in accordance with generally accepted accounting principles is not less than $2 million; and (iii) the Primary Servicer is authorized to transact business in the state or states in which the Mortgaged Properties are located, if and to the extent required by applicable law.

(3)           Sections 3.01(a), (b) and (e). Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify on a quarterly basis, starting with the quarter ending March of 2016, within thirty (30) days of the end of such quarter the information on the Mortgage Loans and the Serviced Companion Loans as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(26) of this Agreement. In addition, without limiting the generality of the foregoing, the Primary Servicer shall use efforts consistent with the Servicing Standard to continue all UCC financing statements in favor of the assignee prior to the expiration of such UCC financing statements. The Master Servicer shall forward the Primary Servicer recorded UCC financing statements reflecting the Trust as the secured party. Notwithstanding the foregoing, the Primary Servicer’s authority is restricted as provided in Section 3.01(c)(20) and (35) of this Agreement.

(4)           Sections 3.01(c) and (d). References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement. Each and every one of the terms and conditions of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement shall be enforceable against the Primary Servicer in accordance with the terms thereof. The Primary Servicer may not enter into Primary Servicing Agreements in connection with the Mortgage Loans or the Serviced Companion Loans and shall directly service the Mortgage Loans and Serviced Companion Loans in accordance with the terms and conditions of this Agreement. To the extent required by Sections 3.01(c) and (d) of the Pooling and Servicing Agreement, this Agreement will be assumed by the Trustee if the Trustee has assumed the duties of the Master Servicer or by a successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement. The Primary Servicer may not foreclose any Mortgage or, except as permitted by Section 3.01(c)(20) or (35) of this Agreement, grant any modification, extension, waiver or amendment to any Mortgage Loan or Serviced Companion Loan.

(5)           Reserved.

(6)           Section 3.03. The Primary Servicer may not waive late payment charges or Default Interest that the Master Servicer is permitted to waive under Section 3.03 of the Pooling and Servicing Agreement without the consent of the Master Servicer. The Primary Servicer shall forward to the Master Servicer a copy of all operating statements, income statements, budgets and rent rolls collected by the Primary Servicer within the timeframe set forth in Section 3.01(c)(27) of this Agreement. The Primary Servicer shall promptly notify the Master Servicer of any defaults under the Mortgage Loans or the Serviced Companion Loan, collection issues or customer issues; provided that the Primary Servicer shall not take any action with respect to

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enforcing the Mortgage Loans or the Serviced Companion Loan without the prior written approval of the Master Servicer.

(7)           Section 3.04(a). The Primary Servicer shall not be obligated to make any Servicing Advances. The Primary Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan or Serviced Companion Loan. Upon the occurrence of an insured loss at a Mortgaged Property, the Primary Servicer shall notify the Master Servicer of the loss and the Primary Servicer’s receipt of the Insurance Proceeds. The Primary Servicer will provide to the Master Servicer all loss-related records and information received by the Primary Servicer as such information becomes available and shall confer with the Master Servicer regarding the process of releasing to the affected Borrower the Insurance Proceeds, including but not limited to questions such as whether the Primary Servicer is authorized to (i) endorse the checks issued by the insurer representing the Insurance Proceeds; and (ii) release the Insurance Proceeds to the affected Borrower. With respect to non-escrowed payments, when the Primary Servicer becomes aware in accordance with the Servicing Standard that the Borrower has failed to make any such payment or, with respect to escrowed loans, collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Primary Servicer shall promptly notify the Master Servicer. The Master Servicer may direct the Primary Servicer to (and upon such direction, the Primary Servicer shall) make a payment from amounts on deposit in the Primary Servicer Collection Account or Primary Servicer Serviced Whole Loan Collection Account as contemplated by Section 3.04(a) of the Pooling and Servicing Agreement.

(8)           Section 3.04(b). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer within three (3) days of the Closing Date and thereafter to the Master Servicer upon any transfer of any Escrow Account.

(9)           Section 3.04(c). Without the express written consent of the Master Servicer, the Primary Servicer shall not (a) waive or extend the date set forth in any agreement governing reserve funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed or (b) release any earn out reserve funds or return any related letters of credit delivered in lieu of earn out reserve funds. The Primary Servicer shall promptly notify the Master Servicer of any failure by the Borrower described in Section 3.04(c) of the Pooling and Servicing Agreement

(10)         Section 3.05(a). The Primary Servicer shall establish a collection account (hereinafter the “Primary Servicer Collection Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to such Primary Servicer Collection Account. The creation of any Primary Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer within three (3) days of the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Collection Account. Notwithstanding the fourth paragraph of Section 3.05(a) of the Pooling and Servicing Agreement, the Primary Servicer shall deposit into the Primary Servicer Collection Account and include in its Primary Servicer Remittance Amount all Default Interest, any late payment fees,

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Modification Fees, defeasance fees, Assumption Fees, loan service transaction fees, assumption application fees, consent fees, Prepayment Interest Excess, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from the Borrowers that constitute additional Servicing Compensation and/or additional Special Servicing Compensation (in each case, other than those to which the Primary Servicer is entitled pursuant to Section 3.01(c)(23) of this Agreement). Any amounts of additional Special Servicing Compensation payable to the Special Servicer shall be remitted to the Special Servicer by the Master Servicer. For purposes of the last paragraph of Section 3.05(a) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Collection Account.

(11)         Section 3.05(c) is not incorporated herein. With respect to each Distribution Date, the Primary Servicer shall deliver to the Master Servicer on or before the Primary Servicer Remittance Date the Primary Servicer Remittance Amount allocable to the Mortgage Loans for such date. Each remittance required to be made to the Master Servicer on the Primary Servicer Remittance Date shall be made by wire transfer. Each month, on each Business Day between the Primary Servicer Remittance Date and the Distribution Date, the Primary Servicer shall forward to the Master Servicer by wire transfer the Primary Servicer Remittance Amount allocable to the Mortgage Loans for such date. Each month, on each Business Day that the Primary Servicer is not required to remit to the Master Servicer pursuant to the previous sentence, the Primary Servicer shall forward to the Master Servicer by wire transfer all amounts collected by the Primary Servicer and not previously remitted to the Master Servicer which constitute delinquent payments on the Mortgage Loans and any related Penalty Charges. Section 3.01(c)(25) of this Agreement sets forth certain reporting requirements with respect to such remittances.

(12)         Section 3.05(g). The Primary Servicer shall establish a collection account (hereinafter the “Primary Servicer Serviced Whole Loan Collection Account”), meeting all of the requirements of the Serviced Whole Loan Collection Account, and references to the Serviced Whole Loan Collection Account shall be references to such Primary Servicer Serviced Whole Loan Collection Account. The creation of any Primary Servicer Serviced Whole Loan Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer within three (3) days of the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Serviced Whole Loan Collection Account. Notwithstanding the second paragraph of Section 3.05(g) of the Pooling and Servicing Agreement, the Primary Servicer shall deposit into the Primary Servicer Serviced Whole Loan Collection Account and include in its Primary Servicer Remittance Amount all Default Interest, any late payment fees, Modification Fees, defeasance fees, Assumption Fees, loan service transaction fees, assumption application fees, consent fees, Prepayment Interest Excess, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from the Borrowers that constitute additional Servicing Compensation and/or additional Special Servicing Compensation (in each case, other than those to which the Primary Servicer is entitled pursuant to Section 3.01(c)(23) of this Agreement). Any amounts of additional Special Servicing Compensation payable to the Special Servicer shall be remitted to the Special Servicer by the Master Servicer. For purposes of the last paragraph of Section 3.05(g) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of

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amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Serviced Whole Loan Collection Account.

(13)        Section 3.05(h) is not incorporated herein. On the Serviced Whole Loan Remittance Date, the Primary Servicer shall remit to each applicable Serviced Companion Loan Noteholder by wire transfer in immediately available funds to the account of such Serviced Companion Loan Noteholder or an agent therefor appearing on the Serviced Companion Loan Noteholder Register on the related date such amounts are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first class mail to the address of such Serviced Companion Loan Noteholder or its agent appearing on the Serviced Companion Loan Noteholder Register) an amount equal to the portion of the Primary Servicer Remittance Amount allocable to such Serviced Companion Loan Noteholder.

(14)        Section 3.06(a) is not incorporated herein. The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)           to remit to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to Section 3.05(c) of the Pooling and Servicing Agreement and Section 3.01(c)(11) of this Agreement;

(ii)          to the extent not otherwise required to be applied against Prepayment Interest Shortfalls, to pay itself earned and unpaid Primary Servicing Fees, with respect to the Mortgage Loans in respect thereof, the Primary Servicer’s right to payment pursuant to this clause (ii) with respect to any Mortgage Loans being limited to amounts on deposit in the Primary Servicer Collection Account that are received on or in respect of on such Mortgage Loan that are allocable as recovery of interest thereon;

(iii)         to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Collection Account as provided in Section 3.01(c)(16) of this Agreement, but only to the extent of the net investment earnings, if any, with respect to the Primary Servicer Collection Account for any Collection Period;

(iv)         to clear and terminate the Primary Servicer Collection Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(v)          any amounts deposited in the Primary Servicer Collection Account in error.

The Primary Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, reflecting amounts allocable to the Mortgage Loans and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal,

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debit or credit from the Primary Servicer Collection Account. Upon written request, the Primary Servicer shall provide to the Master Servicer such records.

(15)        Section 3.06(b) is not incorporated herein. The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Serviced Whole Loan Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)           to remit (A) to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to Section 3.05(c) of the Pooling and Servicing Agreement and Section 3.01(c)(11) of this Agreement and (B) to the Serviced Companion Loan Noteholders, the allocable portion of the Primary Servicer Remittance Amount pursuant to Section 3.05(h) of the Pooling and Servicing Agreement and Section 3.01(c)(13) of this Agreement;

(ii)          to the extent not otherwise required to be applied against Prepayment Interest Shortfalls, to pay itself earned and unpaid Primary Servicing Fees, with respect to the Serviced Whole Loans in respect thereof, the Primary Servicer’s right to payment pursuant to this clause (ii) with respect to any Serviced Whole Loan being limited to amounts on deposit in the Primary Servicer Serviced Whole Loan Collection Account that are received on or in respect of on such Serviced Whole Loan that are allocable as recovery of interest thereon;

(iii)         to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Serviced Whole Loan Collection Account as provided in Section 3.01(c)(16) of this Agreement, but only to the extent of the net investment earnings, if any, with respect to the Primary Servicer Serviced Whole Loan Collection Account for any Collection Period;

(iv)         to clear and terminate the Primary Servicer Serviced Whole Loan Collection Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(v)          any amounts deposited in the Primary Servicer Serviced Whole Loan Collection Account in error.

The Primary Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Primary Servicer Serviced Whole Loan Collection Account. Upon written request, the Primary Servicer shall provide to the Master Servicer such records. Notwithstanding anything herein to the contrary, any Late Collections or Principal Prepayments received by the Primary Servicer with respect to the Serviced Companion Loans from the related Borrower shall be remitted by the Primary Servicer to the Serviced Companion Loan Noteholders within (1) Business Day after the Determination Date in accordance with the

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penultimate paragraph of Section 3.06(b) of the Pooling and Servicing Agreement or such earlier date as required by the related Intercreditor Agreement.

(16)         Section 3.07 is not incorporated herein. The Primary Servicer may invest funds in the Primary Servicer Collection Account, the Primary Servicer Serviced Whole Loan Collection Account and/or any Borrower Account maintained by it on the same terms as the Master Servicer may invest funds in the Collection Account, the Serviced Whole Loan Collection Account and/or a Borrower Account, and subject to the same rights, restrictions and obligations regarding maturity dates, gains, losses, withdrawals, possession and control of Permitted Investments and Permitted Investments payable on demand. Without limiting the generality of the foregoing, any investment of funds in the Primary Servicer Serviced Whole Loan Collection Account and/or Borrower Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee.

(17)         Sections 3.08(a) and (c). References to the Collection Account shall be references to the Primary Servicer Collection Account and references to the Serviced Whole Loan Collection Account shall be references to the Primary Servicer Serviced Whole Loan Collection Account. All insurance policies caused to be maintained by the Primary Servicer hereunder shall also name the Master Servicer as an additional insured and loss payee. Within thirty (30) days after the Closing Date, the Primary Servicer shall forward to the Master Servicer a fully completed certificate of insurance in the form of Exhibit H attached hereto. Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify as to the status of insurance policies relating to the Mortgage Loans and the Serviced Companion Loans on a quarterly basis starting for the quarter ending in March of 2016, within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(25) of this Agreement. The Primary Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or other similar acts. The Master Servicer or the Special Servicer shall make all determinations with respect to terrorism insurance matters required to be made under Section 3.08 of the Pooling and Servicing Agreement, and the Primary Servicer shall reasonably cooperate with the Master Servicer in connection therewith.

(18)         Section 3.08(b). References to the Collection Account shall be references to the Primary Servicer Collection Account and references to the Serviced Whole Loan Collection Account shall be references to the Primary Servicer Serviced Whole Loan Collection Account.

(19)         Section 3.08(d). The fidelity bond and insurance policies required hereunder shall also name the Master Servicer as additional insured and loss payee.

(20)         Section 3.09. Notwithstanding anything herein to the contrary, the Primary Servicer will not permit or consent to any assumption, transfer, defeasance or other action contemplated by Section 3.09 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall promptly notify the Master Servicer of any Borrower request for such action, and perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.09 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the

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Special Servicer in connection with obtaining any necessary approval or consent from the Special Servicer. If the Master Servicer consents to such transaction, the Primary Servicer shall document and close such transaction. Section 3.09(d) of the Pooling and Servicing Agreement is not incorporated herein. The Primary Servicer shall promptly provide copies of any waivers it effects pursuant to this Section to the Master Servicer and the Master Servicer will provide notice or copies to the 17g-5 Information Provider and Rating Agencies to the extent required by the Pooling and Servicing Agreement.

(21)         Section 3.10. References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.10 (other than Section 3.10(i)) of the Pooling and Servicing Agreement.

(22)         Section 3.11. The references to the Collection Account shall be references to the Primary Servicer Collection Account and the references to the Serviced Whole Loan Collection Account shall be references to the Primary Servicer Serviced Whole Loan Collection Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Collection Account or the Primary Servicer Serviced Whole Loan Collection Account.

(23)         Section 3.12(a). References to the Servicing Fee shall be references to the Primary Servicing Fee. The second and fourth paragraphs of Section 3.12(a) of the Pooling and Servicing Agreement are not incorporated herein. In addition, the Primary Servicer shall be entitled to receive, as additional servicing compensation, to the extent the Master Servicer is entitled to such amounts under the Pooling and Servicing Agreement, (i) all investment income earned on amounts on deposit in the Primary Servicer Collection Account and the Primary Servicer Serviced Whole Loan Collection Account and certain Borrower Accounts (to the extent consistent with the related Loan Documents), (ii) 50% of that portion of late fees (but not Default Interest) on the Mortgage Loans to which the Master Servicer is entitled under the Pooling and Servicing Agreement and not required by the Pooling and Servicing Agreement to cover Advance Interest or Additional Trust Fund Expenses and, in the case of the Serviced Whole Loans, to the extent allocated to the related Mortgage Loan in the related Intercreditor Agreement, (iii) 100% of any amounts collected by the Primary Servicer for checks returned for insufficient funds with respect to the Mortgage Loans to the extent the Master Servicer is entitled to such items under Section 3.12(a)(iii) of the Pooling and Servicing Agreement, (iv) 50% of that portion of any Assumption Fees and any similar fees to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement with respect to the Mortgage Loans or Serviced Companion Loans in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(20) of this Agreement, (v) 100% of that portion of any assumption application fees to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement with respect to the Mortgage Loans or Serviced Companion Loans in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(20) of this Agreement, (vi) 50% of that portion of any Modification Fees, consent fees and similar fees to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement with respect to the Mortgage Loans or Serviced Companion Loans in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(35) of this Agreement, (vii) 50% of that portion of any defeasance fees to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement

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with respect to the Mortgage Loans or Serviced Companion Loans in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(20) of this Agreement and (viii) 100% of that portion of any beneficiary statement charges and demand fees to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement with respect to the Mortgage Loans or Serviced Companion Loans. The Primary Servicer shall not be entitled to Prepayment Interest Excesses, Default Interest or any other amounts not specifically addressed above in this Section 3.01(c)(23).

(24)         Sections 3.12(d) and (e). The Primary Servicer shall promptly notify the Master Servicer of any request or inquiry described in the second paragraph of Section 3.12(e) of the Pooling and Servicing Agreement (i.e., a request from a Borrower, Certificateholder or other Person that requires the assistance of legal counsel or other consultant, as further described in the Pooling and Servicing Agreement).

(25)         Section 3.13(a) is not incorporated herein. The Primary Servicer shall deliver to the Master Servicer, (a) no later than 1:00 p.m. New York City time on the Primary Servicer Reporting Date (or such earlier date as required by the related Intercreditor Agreement), by electronic transmission in a format designated by the Master Servicer, the CREFC® Loan Periodic Update File, providing the required information as of such Determination Date, (b) no later than 1:00 p.m. New York City time on the Primary Servicer Reporting Date, by electronic transmission in a format designated by the Master Servicer the Collection Report (the information therein to be stated as of the Determination Date) in the form of Exhibit G attached hereto and (c) within thirty (30) days after the end of each calendar quarter, beginning with the quarter ending on March 31, 2016, the certification on the Mortgage Loans and the Serviced Companion Loans, including without limitation information regarding UCC financing statements, taxes, insurance premiums and ground rents, required by and in the form of Exhibit E attached hereto. The Primary Servicer shall deliver to the Master Servicer on the second Business Day of each month by electronic transmission in a format designated by the Master Servicer, a remittance report containing scheduled balance information for the Mortgage Loans and the Serviced Companion Loans reflecting the scheduled Periodic Payment for such month in the form of Exhibit G attached hereto. In addition, on each day that the Primary Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(11) or Section 3.01(c)(13) of this Agreement, the Primary Servicer shall deliver to the Master Servicer by electronic transmission (with a copy to commercial.masterservicing.supp@wellsfargo.com) in a format reasonably acceptable to the Master Servicer and the Primary Servicer, a report of the nature of such remittance in the form of Exhibit G attached hereto. The Primary Servicer shall also prepare and deliver to the Master Servicer not later than 1:00 p.m. New York City time by the twenty-fifth day of each month, a certification in the form of Exhibit J attached hereto. The Primary Servicer shall also prepare and deliver to the Master Servicer such other reports as reasonably requested by the Master Servicer from time to time.

(26)         Section 3.13(b). References to the Collection Account shall be references to such Primary Servicer Collection Account and references to the Serviced Whole Loan Collection Account shall be references to such Primary Servicer Serviced Whole Loan Collection Account.

(27)         Sections 3.13(d), (e) and (f). Section 3.13(c) of the Pooling and Servicing Agreement is not incorporated herein. The Primary Servicer shall deliver to the Master Servicer,

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no later than 1:00 p.m. New York City time on the first Business Day following the Determination Date (or such earlier date as required by the related Intercreditor Agreement), by electronic transmission in the format designated by the Master Servicer, a CREFC® Delinquent Loan Status Report, the CREFC® Financial File, the CREFC® Property File, the CREFC® Comparative Financial Status Report, the CREFC® Servicer Watch List, the CREFC® Total Loan Report and the CREFC® Loan Level Reserve/LOC Report, each providing the required information as of such Determination Date. At the request of Master Servicer, the Primary Servicer shall send to a Borrower a notice directing such Borrower to forward to the Special Servicer annual, quarterly and monthly operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of such Borrower. The preparation and maintenance by the Primary Servicer of all the reports specified in this Section 3.01(c)(27), including the calculations made therein, shall be done in accordance with CREFC® standards to the extent applicable thereto.

The Primary Servicer shall electronically deliver to the Master Servicer in Microsoft Excel format promptly upon completion, and in any event, at least five (5) Business Days before the Master Servicer must deliver or make available such reports, statements and files under the Pooling and Servicing Agreement, a copy of all operating statements and rent rolls collected by the Primary Servicer and the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet with respect to the Mortgage Loans as required by Section 3.13(d) of the Pooling and Servicing Agreement.

(28)         Sections 3.14(a), (b) and (i). The Primary Servicer shall also be subject to Section 3.01(c)(37) of this Agreement. None of the restrictions in Section 3.14 of the Pooling and Servicing Agreement or Section 3.01(c)(37) of this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Primary Servicer, on the one hand, and a Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to a Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Borrower, property or deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website or the Master Servicer confirms to the Primary Servicer in writing that it has provided such information to such Rating Agency in accordance with Section 3.14(f) of the Pooling and Servicing Agreement; or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates. The Primary Servicer shall provide to Master Servicer access to all the Servicing Files, Mortgage Files and servicing systems maintained by the Primary Servicer with respect to the Mortgage Loans and Serviced Companion Loans for audit and review.

(29)         Sections 3.17(a) and (b). The Primary Servicer shall promptly (but in no event later than thirty (30) days after the completion of related inspection report) forward to the Master Servicer a copy of all inspection reports prepared by or on behalf of the Primary Servicer. If any inspection report identifies a “life safety” or other material deferred maintenance item existing

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with respect to the related Mortgaged Property, the Primary Servicer (x) shall promptly send to the related Borrower (with a copy to the Master Servicer by email to cmsins@wellsfargo.com) a letter identifying such deferred maintenance item and instructing the related Borrower to correct such deferred maintenance item and (y) shall follow up with the related Borrower in writing (with a copy to the Master Servicer by email to cmsins@wellsfargo.com) and at such frequency as is in accordance with the Servicing Standard to confirm that such deferred maintenance item is being corrected.

(30)         Section 3.17(c). On each Primary Servicer Remittance Date, the Primary Servicer shall deposit into the Primary Servicer Collection Account or the Primary Servicer Serviced Whole Loan Collection Account, as applicable, as part of the Primary Servicer Remittance Amount, the amount set forth in Section 3.17(c) of the Pooling and Servicing Agreement to the extent resulting from Principal Prepayments on the Mortgage Loans or Serviced Companion Loans and to the extent that the Master Servicer is required to remit such amounts under Section 3.17(c) of the Pooling and Servicing Agreement, and except that references to Master Servicing Fees in Section 3.17(c) of the Pooling and Servicing Agreement shall be references to Primary Servicing Fees.

(31)         Sections 3.17(d), (e) and (f). With respect to each Mortgage Loan and Serviced Whole Loan serviced hereunder, the Primary Servicer shall inform the ground lessor that any notices of default under the related ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, the related space lease or air rights lease) should thereafter be forwarded to the Master Servicer in addition to the Primary Servicer.

(32)         Section 3.20.

(33)         Section 3.23(a). The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan or Serviced Whole Loan. The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer.

(34)         Sections 3.24(b), (c), (d) and (f). Any request for a Rating Agency Confirmation shall be made in accordance with Section 3.01(c)(37) of this Agreement.

(35)         Section 3.26. Notwithstanding anything herein to the contrary, the Primary Servicer will not permit or consent to any modification, extension, waiver, consent or other action contemplated by Section 3.26 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall promptly notify the Master Servicer of any Borrower request for such action, and perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.26 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer, the Directing Holder, the Operating Advisor and the Rating Agencies in connection with obtaining any necessary approval or consent from the respective party. If the Master Servicer consents to such transaction, the Primary Servicer shall document and close such transaction. When forwarding a request for the approval of any lease or renewal or extension thereof, the Primary Servicer shall forward to the Master Servicer the information

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concerning such lease required by, and in the form of, Exhibit I attached hereto. The Primary Servicer will not permit any Principal Prepayment with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement (with respect to each Principal Prepayment request) setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer.

(36)         Sections 3.27(a), (b), (e) and (f). References to the Serviced Companion Loan Noteholder shall not mean the Master Servicer for the purposes of Section 3.27(b) of the Pooling and Servicing Agreement and the fifth and sixth paragraph of Section 3.27(e) of the Pooling and Servicing Agreement. Only the last paragraph of Section 3.27(f) of the Pooling and Servicing Agreement is incorporated herein. All such notices, reports or information shall be provided by the Primary Servicer to the Master Servicer and only to the extent such duty or obligation is required to be performed by the Primary Servicer in this Agreement.

(37)         Section 3.30 is not incorporated herein. Notwithstanding any provision herein to the contrary, the Primary Servicer shall not deliver any information or documents to the 17g-5 Information Provider or make any request to a Rating Agency for a Rating Agency Confirmation; all such deliveries and requests shall be made by, and as determined necessary by, the Master Servicer. The Primary Servicer shall not communicate (orally or in writing) with any Rating Agency regarding any of the Loan Documents or any matter related to the Mortgage Loans, Serviced Companion Loans, the related Mortgaged Properties, the related Borrowers or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and Servicing Agreement. The Primary Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the Primary Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 3.01(c)(37) and the Pooling and Servicing Agreement and shall not deliver to any Rating Agency any report, notice, statement, request for Rating Agency Confirmation or other information the communication of which to the Rating Agencies is restricted by the Pooling and Servicing Agreement.

All information described in the immediately preceding paragraph will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding any Mortgage Loan or the primary servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations.

(38)         Section 4.07 is not incorporated herein. The Primary Servicer shall have no obligation to make P&I Advances.

(39)         Sections 10.01, 10.02, 10.03, 10.05, 10.06, 10.07, 10.08, 10.09, 10.11, 10.12, and 10.13. The Primary Servicer shall cooperate fully with the Master Servicer and deliver to the Master Servicer any and all statements, reports, certifications, records and any other information

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in its possession and necessary in the good faith determination of the Master Servicer, the Certificate Administrator, the Trustee, the Depositor or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan to permit the Depositor or such Other Depositor, as applicable, to comply with the provisions of Regulation AB and the Master Servicer to comply with its obligations under Article X of the Pooling and Servicing Agreement, together with such disclosures relating to the Primary Servicer, or the servicing of the Mortgage Loans (or, if applicable, the related Serviced Companion Loan), reasonably believed by the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan), the Certificate Administrator, the Trustee or the Master Servicer to be necessary in order to effect such compliance. For purposes of this Section 3.01(c)(39) of this Agreement, references to the Trustee, the Certificate Administrator or the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan) in Article X of the Pooling and Servicing Agreement shall not be deemed to be references to the Master Servicer but shall remain references to the Trustee, the Certificate Administrator or the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan); provided that the Primary Servicer shall copy the Master Servicer on any notice, certificate or information provided to the Trustee, the Certificate Administrator, the Depositor, the Other Trustee or the Other Depositor pursuant to this Section 3.01(c)(39) of this Agreement.

With respect to any period that the Primary Servicer is a Servicing Function Participant or a servicer as contemplated by Item 1108(a)(2) of Regulation AB, the Primary Servicer shall perform all obligations under Sections 10.03 and 10.05 of the Pooling and Servicing Agreement applicable to a servicer as contemplated by Item 1108(a)(2) of Regulation AB (including, without limitation, any obligation or duty the Master Servicer is required under Sections 10.03 and 10.05 of the Pooling and Servicing Agreement to cause (or use commercially reasonable efforts to cause) a Servicing Function Participant or such servicer as contemplated by Item 1108(a)(2) of Regulation AB) to perform. If any Mortgaged Property that secures a Serviced Companion Loan is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB), the Primary Servicer shall comply with Section 10.05(c) of the Pooling and Servicing Agreement and shall deliver such information and reports as provided therein to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver such items.

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor and the Certificate Administrator (and to any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan)) within the time provided in Section 10.06 of the Pooling and Servicing Agreement.

The Primary Servicer shall provide all the reports required of a Reporting Servicer under Section 10.07 of the Pooling and Servicing Agreement. The Primary Servicer shall provide all reasonable cooperation (with respect to information regarding the Primary Servicer, the Mortgage Loans or the Serviced Companion Loans) to enable the Master Servicer to provide any Additional Form 10-K Disclosure. Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function

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Participant, also to the Depositor and the Certificate Administrator (and to any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan)) on or before the third (3rd) Business Day preceding March 1st, commencing March 2017.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall provide a Performance Certification described in Section 10.08 of the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, in addition to the Certification Parties, can reasonably rely) to the Master Servicer on or before the third (3rd) Business Day preceding March 1st. If the Primary Servicer is a Reporting Servicer, such Performance Certification shall also be provided to the Certifying Person by the time required by the Pooling and Servicing Agreement, and if the Primary Servicer is not a Reporting Servicer, such Performance Certification shall be delivered only to the Master Servicer. In addition, the Primary Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 10.08 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 10.08 of the Pooling and Servicing Agreement.

Any Form 8-K Disclosure Information and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer, the Depositor and the Certificate Administrator (and to any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan) within the time provided in Section 10.09 of the Pooling and Servicing Agreement.

The Primary Servicer (without regard to whether the Primary Servicer is an Additional Servicer or Servicing Function Participant) shall deliver its Officer’s Certificate required by Section 10.11 of the Pooling and Servicing Agreement to the Master Servicer on or before the third (3rd) Business Day preceding March 1st each year. If the Primary Servicer is an Additional Servicer or Servicing Function Participant, the Primary Servicer shall also deliver such Officer’s Certificate to the Certificate Administrator, the Trustee, the Depositor, the Other Trustee, the Other Depositor, and the 17g-5 Information Provider within the time provided in Section 10.11 of the Pooling and Servicing Agreement, and if the Primary Servicer is not an Additional Servicer or Servicing Function Participant, such Officer’s Certificate shall be delivered only to the Master Servicer.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall deliver the items required under Sections 10.12 and 10.13 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer on or before the third (3rd) Business Day preceding March 1st each year. If the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator, the Trustee, the 17g-5 Information Provider and the Depositor (and to the Other Depositor and Other Trustee for any Other Securitization that includes a Serviced Companion Loan), within the time provided in Sections 10.12 and 10.13 of the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on

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an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer.

Subject to other provisions of this Agreement restricting the right of the Primary Servicer to retain subservicers or subcontractors, the provisions of Article X of the Pooling and Servicing Agreement regarding retaining a “Sub-Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any sub-servicer, subcontractor or agent hired by the Primary Servicer to perform any of its obligations hereunder and the Primary Servicer shall comply with such provisions.

If the Primary Servicer is (or was during any time relevant to the second and third paragraphs of Section 10.14 of the Pooling and Servicing Agreement) an Additional Servicer or Servicing Function Participant, the Primary Servicer shall perform all of the obligations of an Affected Reporting Party contained in the second and third paragraphs of Section 10.14 of the Pooling and Servicing Agreement. The Primary Servicer shall also obtain the consent of the Master Servicer (which shall not be unreasonably denied, withheld or delayed) when the Depositor’s consent is required under this paragraph.

The Primary Servicer shall indemnify and hold harmless the Master Servicer, each Certification Party, the Certificate Administrator, and the Depositor (and any Other Depositor related to any Other Securitization that includes a Serviced Companion Loan) (and their respective employees, directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act) against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of (i) the failure to perform its obligations to the Master Servicer, the Depositor (or any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) or Certificate Administrator (or any Other Trustee related to an Other Securitization that includes a Serviced Companion Loan) under this Section 3.01(c)(39) by the time required after giving effect to any applicable grace period or cure period, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any information delivered by or on behalf of such party in connection with the performance of such party’s obligations under Article X of the Pooling and Servicing Agreement, or the omission or alleged omission to state in any such information a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it to perform its obligations to the Master Servicer, the Depositor (and any Other Depositor related to any Other Securitization that includes a Serviced Companion Loan) or Certificate Administrator (and any Other Trustee related to any Other Securitization that includes a Serviced Companion Loan) under this Section 3.01(c)(39) by the time required after giving effect to any applicable grace period and cure period, or (iv) any Deficient Exchange Act Deliverable.

The Master Servicer shall notify the Primary Servicer if the Primary Servicer becomes a Servicing Function Participant, an Additional Servicer, and/or a Reporting Servicer. Upon request, the Master Servicer shall provide the Primary Servicer with current mailing addresses of the Trustee, the Depositor, the Certificate Administrator, the Serviced Companion Loan Holders, the applicable Other Depositor and/or Other Trustee to whom the Primary Servicer must deliver

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Exchange Act-related reports as a result of becoming a Servicing Function Participant, an Additional Servicer and/or a Reporting Servicer.

If the indemnification provided for in this Section 3.01(c)(39) is unavailable or insufficient to hold harmless any Certification Party, the Master Servicer, the Depositor or any employee, director or officer of the Depositor, then the Primary Servicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to this Section 3.01(c)(39).

(40)    Sections 11.01(b)(i)-(ii). The Primary Servicer shall provide all reasonable cooperation (with respect to information regarding the Mortgage Loans or Serviced Companion Loans) to enable the Master Servicer to provide the information required pursuant to Section 11.01(b)(i)-(ii) of the Pooling and Servicing Agreement.

Section 3.02      Merger or Consolidation of the Primary Servicer.

The Primary Servicer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or the Mortgage Loans and Serviced Companion Loans and to perform its duties under this Agreement.

Any Person into which the Primary Servicer may be merged or consolidated, or any limited liability company resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to the business of the Primary Servicer, or any Person succeeding to all or substantially all of the servicing business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a company whose business is the origination and servicing of mortgage loans and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service is situated, (ii) must be reasonably acceptable to the Master Servicer, and (iii) shall assume in writing the obligations of the Primary Servicer under this Agreement.

Section 3.03      Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any Affiliates, directors, officers, employees, members, managers, representatives or agents of the Primary Servicer (the “Primary Servicer Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer Parties against any breach of warranties or representations made herein, or against any liability that would otherwise be imposed on the Primary Servicer by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed hereunder for a breach of the Servicing

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Standard) in the performance of its duties hereunder or by reason of its negligent disregard of its obligations or duties hereunder. The Primary Servicer and any officer, employee or Affiliate of the Primary Servicer may rely in good faith on any document of any kind, prima facie, properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under this Agreement and either (i) it is specifically required to bear the cost of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Primary Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Master Servicer will be liable and the Primary Servicer shall be entitled to be reimbursed to the extent the Master Servicer is reimbursed therefor by the Trust. To the extent provided in the Pooling and Servicing Agreement, the Primary Servicer Parties shall be indemnified by the Trust, against any Losses incurred by the Primary Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement, other than any Losses (i) that are specifically required to be borne by the Primary Servicer without right of reimbursement pursuant to the terms of this Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by the Primary Servicer or (B) willful misconduct, bad faith, fraud or negligence of the Primary Servicer in the performance of duties under this Agreement or negligent disregard of obligations and duties under this Agreement; provided, however, that the indemnification described in this sentence shall be strictly limited to any actual amount of indemnification received by the Master Servicer under the Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of the Primary Servicer for such indemnification.

Section 3.04      Primary Servicer Not to Resign.

The Primary Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Primary Servicer and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Primary Servicer. Any such determination permitting the resignation of the Primary Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.

Section 3.05      No Transfer or Assignment of Servicing.

With respect to the responsibility of the Primary Servicer to service the Mortgage Loans and Serviced Companion Loans hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Primary Servicer shall neither assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets, without the prior written

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approval of the Master Servicer, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, prior to any assignment or transfer by the Primary Servicer of this Agreement or the servicing hereunder (the “Primary Servicing Rights”), the Primary Servicer shall allow the Master Servicer an opportunity to bid on the purchase of such Primary Servicing Rights. The Primary Servicer may also solicit bids from other parties independent of the Primary Servicer. If after receipt by the Primary Servicer of all bids, the Master Servicer is not the highest bidder, the Master Servicer will be given the opportunity to submit a second bid and final bid, which bid shall be given equal consideration with all other bids.

Section 3.06      Indemnification.

The Primary Servicer Parties shall be indemnified by the Master Servicer against any loss, liability or expense (collectively, the “Losses“) incurred by the Primary Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement resulting from the Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties hereunder or negligent disregard of its obligations hereunder. The Primary Servicer shall indemnify and hold harmless the Master Servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement, the Pooling and Servicing Agreement or the Certificates by reason of (1) any breach by the Primary Servicer of a representation or warranty made by the Primary Servicer in this Agreement or (2) any willful misconduct, bad faith, fraud or negligence by the Primary Servicer in the performance of its obligations or duties under this Agreement or under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. This Section 3.06 shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer.

ARTICLE IV

DEFAULT

Section 4.01      Events of Default.

In case one or more of the following events (each, a “Primary Servicer Termination Event”) by the Primary Servicer shall occur and be continuing, that is to say:

(a)           any failure by the Primary Servicer (i) to make a required deposit to the Primary Servicer Collection Account, the Primary Servicer Serviced Whole Loan Collection Account or any Borrower Account on the day and by the time such deposit was first required to be made, or (ii) to remit to the Master Servicer or the Serviced Companion Loan Noteholders any amount required to be so deposited or remitted by the Primary Servicer, which failure is not cured within one (1) Business Day after such deposit or remittance is due; or

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(b)           any failure on the part of the Primary Servicer to observe or perform its obligations and duties in accordance with Section 3.08 of the Pooling and Servicing Agreement; or

(c)           any failure on the part of the Primary Servicer to (a) make available and certify to the Master Servicer the information called for on Exhibit E at any time required hereunder, or (b) to timely make available and certify to the Master Servicer the Collection Report which failure continues unremedied for one (1) Business Day; or

(d)           the Primary Servicer shall fail three (3) times within any twelve (12) month period to (a) timely deposit or remit any amounts required to be deposited or remitted under this Agreement, or (b) timely provide to the Master Servicer any report required by this Agreement to be provided to the Master Servicer; or

(e)           any failure (other than a failure referred to in another clause in this Section 4.01) on the part of the Primary Servicer duly to observe or perform in any material respect any other of its covenants or agreements contained in this Agreement which continues unremedied for a period of twenty-five (25) days (forty (40) days in the case of failure to pay the premium for any insurance policy required to be force placed by the Primary Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by (i) the Master Servicer or (ii) an affected Serviced Companion Loan Noteholder; provided, if that failure is capable of being cured and the Primary Servicer is diligently pursuing that cure, that 25- or 40-day period will be extended an additional 30 days; or

(f)            any breach on the part of the Primary Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of the Master Servicer, any Class of Certificateholders or Serviced Companion Loan Noteholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by (i) the Master Servicer or (ii) an affected Serviced Companion Loan Noteholder; provided, if that breach is capable of being cured and the Primary Servicer is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; or

(g)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of sixty (60) days; or

(h)           the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt,

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marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property; or

(i)            the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(j)            the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(k)           Moody’s or KBRA has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within 60 days of such event) and, in the case of either of clause (i) or (ii), publicly citing servicing concerns with the Master Servicer (because of actions of the Primary Servicer) or the Primary Servicer as the sole or a material factor in such rating action); or

(l)            either (a) the Primary Servicer ceases to have a commercial primary servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within 60 days of delisting or (b) if the Primary Servicer has not been ranked by Fitch on or after the Closing Date, and Fitch has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (2) within the prior 12 months, placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (1) or (2), has publicly cited servicing concerns with the Primary Servicer as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal, or “watch status” placement has not been withdrawn by Fitch within 60 days of such event);

(m)          the net worth of the Primary Servicer, determined in accordance with generally accepted accounting principles shall decline to less than $2 million; or

(n)           a Servicer Termination Event by the Master Servicer under the Pooling and Servicing Agreement occurs, which Servicer Termination Event occurred as a result of the failure of the Primary Servicer to perform any obligation required under this Agreement; or

(o)           (1) so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Primary Servicer to deliver any annual certification, assessment of compliance with certain servicing criteria, any accountant’s attestation report or any other Exchange Act reporting items that the Primary Servicer is required by this Agreement to deliver to the Depositor, the Certificate Administrator or the Master Servicer (after any applicable grace period), (2) the failure of the Primary Servicer to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to the Primary Servicer or the Master Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act

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at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement or (3) the failure of the Primary Servicer to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor or backed by a Serviced Companion Loan.

If any Primary Servicer Termination Event shall occur and be continuing, then, and in each and every such case, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer or, in the case of a Primary Servicer Termination Event described in Section 4.01(o) of this Agreement, the Depositor may terminate, by notice in writing to the Primary Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and the Serviced Companion Loans and the proceeds thereof. From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loans, the Serviced Companion Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section 4.01, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans, the Serviced Companion Loans and related documents, or otherwise. The Primary Servicer hereby acknowledges that the Serviced Companion Loan Noteholder shall be entitled to direct the Trustee to direct the Master Servicer to replace the Primary Servicer with a successor sub-servicer for the Serviced Whole Loan pursuant to Section 7.01(c) of the Pooling and Servicing Agreement (the “Successor Sub-Servicer”) following a Primary Servicer Termination Event after any applicable cure periods with respect to such Serviced Whole Loan. The Primary Servicer agrees that if it is terminated pursuant to this Section 4.01, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer or the Successor Sub-Servicer, as applicable, with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the Master Servicer or the Successor Sub-Servicer, as applicable, in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer or the Successor Sub-Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Collection Account, the Primary Servicer Serviced Whole Loan Collection Account, the Collection Account, the Serviced Whole Loan Collection Account, any Escrow Account, any Reserve Account, any Lock-Box Account, or any Cash Collateral Account, or thereafter be received with respect to the Mortgage Loans and/or Serviced Companion Loans (provided, however, that the Primary Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

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In addition to any other rights the Master Servicer may have hereunder, if the Primary Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Primary Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the rate of Wells Fargo Bank, National Association prime rate plus three percent (3%) per annum, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

In addition to any other rights and remedies available to the Master Servicer hereunder or at law or equity, including, without limitation, the right to a recovery of damages, the Master Servicer may impose, and if so imposed, the Primary Servicer shall pay, the penalties described in this paragraph for any failure by the Primary Servicer to timely provide to the Master Servicer any report or certification required by this Agreement to be provided to the Master Servicer, the Collection Report required by this Agreement, the remittance report in the form of Exhibit G required by this Agreement, or the account reconciliations required by this Agreement (and, with respect to the account reconciliations, such failure continues unremedied for thirty (30) days after the time within which they are required to be delivered) (each such failure referred to herein as a “Primary Servicer Delinquency”). The Master Servicer may impose on the Primary Servicer a penalty of $500.00 for the first Primary Servicer Delinquency to occur hereunder (“Initial Primary Servicer Delinquency”), a penalty of $1,000.00 for the next Primary Servicer Delinquency occurring within two (2) years following an Initial Primary Servicer Delinquency, and a penalty of $1,500.00 for any other Primary Servicer Delinquency occurring within two (2) years following an Initial Primary Servicer Delinquency; provided, however, that if no Primary Servicer Delinquency occurs during any two (2) year period, the first Primary Servicer Delinquency thereafter shall be deemed to be an “Initial Primary Servicer Delinquency”. The penalties provided for in this paragraph are not intended to constitute liquidated damages. The rights and remedies of the Master Servicer under this Agreement are cumulative with, and not exclusive of, any other rights or remedies which it would otherwise have.

Section 4.02      Waiver of Defaults.

The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Primary Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03      Other Remedies of Master Servicer.

During the continuance of any Primary Servicer Termination Event, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall

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be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Primary Servicer Termination Event.

ARTICLE V

TERMINATION

Section 5.01      Termination.

Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee) (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the remittance of all funds due hereunder or if the last Mortgage Loan becomes an REO Mortgage Loan or the related Mortgaged Property becomes REO Property; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such Mortgage Loan(s), subject to the Primary Servicer’s rights to retain accrued and unpaid Primary Servicing Fees; (v) upon a Mortgage Loan or a Serviced Whole Loan becoming a Specially Serviced Loan and only with respect to such Mortgage Loan or Serviced Whole Loan, (vi) upon termination of the Pooling and Servicing Agreement or (vii) with respect to the Mortgage Loan identified as 215 West 34th Street & 218 West 35th Street on Exhibit A attached hereto and its related Serviced Companion Loans, on the 215 West 34th Street & 218 West 35th Street Companion Loan Securitization Date. Notwithstanding anything herein to the contrary, the Primary Servicer shall not receive any Primary Servicing Fee upon termination of this Agreement.

Section 5.02      Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to any or all of the Mortgage Loans or the Serviced Companion Loans as provided in Section 4.01 of this Agreement upon the occurrence of a Primary Servicer Termination Event.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Section 5.03      Intentionally Deleted.

Section 5.04      Termination of Duties with Respect to Specially Serviced Loans.

At such time as any Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Loan shall cease and such Mortgage Loan and/or Serviced Whole Loan shall no longer be subject to this Agreement.

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ARTICLE VI

MISCELLANEOUS

Section 6.01      Successor to the Primary Servicer.

Prior to termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Sections 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02      Financial Statements.

The Primary Servicer shall, upon the request of the Master Servicer, make available its financial statements and other records relevant to the performance of the Primary Servicer’s obligations hereunder. It is acknowledged that the Primary Servicer and the Master Servicer have entered into that certain confidentiality and nondisclosure agreement dated August 8, 2013 (the “NDA”), and that any financial statements and other information relating to the Primary Servicer provided by the Primary Servicer to the Master Servicer pursuant to this Agreement for the purpose of enabling the Master Servicer to receive information related to sub-servicer reviews are subject to the terms of the NDA by its terms; provided that information regarding the Mortgage Loans, the Serviced Companion Loans, the Borrowers or Mortgaged Properties shall not be subject to the NDA; and provided, further, that the NDA shall not be deemed to restrict the Master Servicer’s use of information for the purpose of evaluating the Primary Servicer’s performance under, and compliance with, this Agreement.

Section 6.03      Closing.

The closing for the commencement of the Primary Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans and Serviced Companion Loans shall take place on the Closing Date. At the Master Servicer’s option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04      Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)           to be provided by the Primary Servicer:

(1)            this Agreement executed by the Primary Servicer;

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(2)           an Officer’s Certificate of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto;

(3)            Reserved; and

(4)           the account certifications in the form of Exhibit F hereto required by Section 3.01(c)(8), (10) and (12) of this Agreement, fully completed; and

(b)           to be provided by the Master Servicer:

(1)            this Agreement executed by the Master Servicer; and

(2)           the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(3)            the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.05      Notices.

All demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)	if to the Master Servicer:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Reference: CFCRE 2016-C3 Asset Manager

with a copy to:

Wells Fargo Bank, National Association
Legal Department
301 S. College St., TW-30
D1053-300
Charlotte, North Carolina 28202-6000
Reference: Commercial Mortgage Servicing Legal Support

(ii)	if to the Primary Servicer:

Berkeley Point Capital LLC
One Beacon Street, 14th Floor
Boston, MA 02108
Attention: Director and Head of Servicing

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with a copy to:

Berkeley Point Capital LLC
4550 Montgomery Avenue Suite 1100
Bethesda, MD 20814
Attention: Raqual Crea-Legal Department

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06      Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to the Mortgage Loans or the Serviced Companion Loans shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07      Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 6.08      Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

Section 6.09      Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer, the Trustee or the Serviced Companion Loan Noteholders, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans, the Serviced Companion Loans or any borrower thereunder, except to the extent that it is appropriate for the Primary Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement.

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Section 6.10      Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loans and the Serviced Companion Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto and that the Serviced Companion Loan Noteholders remain the sole and absolute beneficial owner of its related Serviced Companion Loans and all rights thereto.

Section 6.11      Third Party Beneficiary.

The Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Trustee, the Trust Fund, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any successor Master Servicer, the Special Servicer, the Serviced Companion Loan Noteholders or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom. The Depositor and each Certification Party shall be a third party beneficiary under this Agreement solely with respect to the obligations of the Primary Servicer under Section 3.01(c)(39) of this Agreement and, with respect to the Depositor, Section 4.01 of this Agreement.

Section 6.12      Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein. If the Master Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement (including by reason of a Master Servicer Termination Event), the Trustee or its designee or any other successor to the Master Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under this Agreement, subject to the Primary Servicer’s rights hereunder, including the right to retain accrued and unpaid Primary Servicing Fees.

Section 6.13      Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14      Exhibits.

The Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

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Section 6.15      General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16      Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17      Further Agreement.

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18      Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the Master Servicer. The Master Servicer shall not consent to any modification to the Pooling and Servicing Agreement in any manner which would increase the obligations or limit the rights of a Primary Servicer under the Pooling and Servicing Agreement or under this Agreement without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

Section 6.19      Exchange Act Rule 17g-5 Procedures.

(a)           Notwithstanding any provision herein to the contrary but subject to Section 6.19(c) of this Agreement and except as required by law, the Primary Servicer shall not provide any information directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Certificates, the Mortgage Loans or the Serviced Companion Loans relevant to the Rating Agency’s surveillance of the Certificates, the Mortgage Loans or the Serviced Companion Loans, including, but not limited to, providing responses to inquiries from the Rating Agency regarding the Certificates, the Mortgage Loans or the Serviced Companion Loans and requests for Rating Agency Confirmation. All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to take any action under the Pooling and Servicing Agreement to comply with Exchange Act Rule 17g-5, the Primary Servicer shall cooperate and provide any information reasonably requested by the Master Servicer to enable the Master Servicer to comply with such obligations.

(b)           The Primary Servicer hereby expressly agrees to indemnify and hold harmless the Master Servicer and the Depositor and their respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund

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(each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) the Primary Servicer’s breach of this Section 6.19 or (ii) a determination by the Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by the Primary Servicer, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

(c)           None of the foregoing restrictions in this Section 6.19 prohibit or restrict oral or written communications, or providing information, between the Primary Servicer and any Rating Agency with regard to (i) such Rating Agency’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to such Rating Agency in connection with such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; (y) the Master Servicer confirms to the Primary Servicer in writing that such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website or the Master Servicer confirms to the Primary Servicer in writing that it has provided such information to such Rating Agency in accordance with Section 3.14(f) of the Pooling and Servicing Agreement; or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates.

Section 6.20      Notification to Primary Servicer Concerning REO Property

The Master Servicer shall notify the Primary Servicer if any Mortgage Loan or Serviced Companion Loan becomes an REO Loan or if a related Mortgage Property becomes REO Property.

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IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ June Lathers
	Name:	June Lathers
	Title:	Vice President

CFCRE 2016-C3

Berkeley Point Primary Servicing Agreement

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

BERKELEY POINT CAPITAL LLC

By:	/s/ Ellen D. Miller
	Name:	Ellen D. Miller
	Title:	Managing Director

By:	/s/ Nancy Guanci
	Name:	Nancy Guanci
	Title:	Vice President

CFCRE 2016-C3

Berkeley Point Primary Servicing Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

MORTGAGE LOANS

ID	Property Name	Balance	Primary Servicing Fee
1	Element LA	$55,500,000	0.00250%

2	123 Townsend	$52,940,092	0.0200%

4	215 West 34th Street & 218 West 35th Street	$40,000,000	0.00250%

19	Eastland Plaza	$14,800,000	0.0500%

COMPANION LOANS

Loan Name	Current Balance	Primary Servicing Fee

Element LA	$112,500,000	0.00250%

215 West 34th Street & 218 West 35th Street	$90,000,000	0.00250%

A-1

EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE
CFCRE 2016-C3

I, [__________], hereby certify that I am the duly elected [______________] of Berkeley Point Capital LLC, a [___________] organized under the laws of the State of [____________] (the “Primary Servicer”) and further as follows:

1.	Attached hereto as Exhibit 1 is a true, correct and complete copy of the [certificate of formation][articles of incorporation] of the Primary Servicer which are in full force and effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since January 1, 2009.

2.	Attached hereto as Exhibit 2 is a true, correct and complete copy of the [organization document] of the Primary Servicer which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since January 2009.

3.	Attached hereto as Exhibit 3 is an original certificate of good standing of the Primary Servicer, issued on [January __, 2016], and no event has occurred since the date thereof which would impair such standing.

4.	Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Primary Servicer authorizing the Primary Servicer to execute and deliver the Primary Servicing Agreement, dated as of January 1, 2016 (the “Primary Servicing Agreement”), by and between the Primary Servicer and Wells Fargo Bank, National Association and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since August 31, 2011.

5.	Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Primary Servicer of or compliance by the Primary Servicer with the Primary Servicing Agreement or the consummation of the transactions contemplated by the Primary Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Primary Servicer.

6.	Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Primary Servicing Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Primary Servicer, the terms of any indenture or other agreement or instrument to which the Primary Servicer is a party or by which it is bound or to which it is subject, or any

B-1

statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which the Primary Servicer is subject or by which it is bound.

7.	There is no action, suit, proceeding or investigation pending or to the best of my knowledge threatened against the Primary Servicer which, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial conditions, properties or assets of the Primary Servicer or in any material impairment of the right or ability of the Primary Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Primary Servicer or which would draw into question the validity of the Primary Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Primary Servicer to perform under the terms of the Primary Servicing Agreement.

8.	Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Primary Servicer, signed the Primary Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the Primary Servicing Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Primary Servicer, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9.	The Primary Servicer is duly authorized to engage in the transactions described and contemplated in the Primary Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Primary Servicer.

Dated:	By
Name:
Title:

I, [____________], an [____________________] of Berkeley Point Capital LLC, hereby certify that [______________] is the duly elected, qualified and acting Senior Vice President of the Primary Servicer and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

B-2

Dated:	By
Name:
Title:

B-3

EXHIBIT 5
to

Primary Servicer’s Officer’s Certificate

Name	Title	Signature

B-4

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously Delivered.

C-1

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Primary Servicer:

RE:	CFCRE 2016-C3

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above referenced Primary Servicer, we certify that with respect to the mortgage loans and companion loans serviced by us for Wells Fargo Bank, National Association that as of the quarter ending except as otherwise noted below:

•	All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

•	All required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the loan documents.

•	On all required insurance policies, the loss payee is in the name of the Trust.

•	All UCC Financing Statements have been renewed prior to expiration.

•	All reserves are maintained and disbursed in accordance with the loan documents and no expired reserves exist.

•	All letters of credit are transferred to the Trust as beneficiary and are properly renewed.

•	Lockboxes are being serviced in accordance with loan documents.

•	All required loan documents, third party reports and underwriting files are complete and all applicable loan documents have been properly assigned to the Trust.

EXCEPTIONS:

Servicing Officer	Date

E-1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION
CFCRE 2016-C3

Securitization: ___________________________________________________________________________________________________________________

Sub Servicer: ___________________________________________________________________________________________________________________

________	New Account	________	Change of Account Information

Indicate purpose of account (check all that apply):

________	Principal & Interest	________	Deposit Clearing
________	Taxes & Insurance	________	Disbursement Clearing
________	Reserves (non-interest bearing)	________	Suspense
________	Reserves (interest bearing)

Account Number: _______________________________________________________________________________________________________________

Account Name: _________________________________________________________________________________________________________________

Depository Institution (and Branch):

Name:	___________________________________________________________________________________________________________________

Street:	___________________________________________________________________________________________________________________

City, State, Zip: ____________________________________________________________________________________________________________

Rating Agency: _____________________________________________	Rating:	_______________________________________________________

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by: ____________________________________________________________________________________________________________________

Signature: ______________________________________________________________________________________________________________________

Title: __________________________________________________________________________________________________________________________

Date: __________________________________________________________________________________________________________________________

Telephone: _________________________________________________________	Fax: ______________________________________________

F-1

EXHIBIT G

FORM OF COLLECTION REPORT

CFCRE 2016-C3

Month of________

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39

Sub Serv ID	Master Servicer Loan#	Sub-Servicer Loan#	Prosp ID	Sched Due Date	Begin Balance Prior to Pmt	Ending Balance After Pmt	Paid Thru Date	Current Note Rate	Sub- Servicer Fee Rate	Sched Prin Pmt	Sched Int Pmt	Sched P&I Amount	Sched Sub- Serv Fee	Sched Addl Sub- Sub Fee	Neg Am/ Deferred Int Amount	Unsched Principal Rec’d	Other Principal Adjust	Other Interest Adjust	Liq/ Prepmt Date	Prepmt Penalty / YM Rec’d	Prepmt Int Exc/Short	Liq/ Prepmt Code	T&I Advances O/S	Pmt Eff Date Recd	Actual Principal Rec’d	Actual (Gross) Interest Rec’d	Actual Sub- Servicer Fee Paid	Addl Sub-Sub Fee Paid	Actual (Net) Interest Rec’d	Late Charges Rec’d	Default Interest Rec’d	Assum Fees Rec’d	Addl Fees Rec’d	Remittance Amount	Actual Loan Balance	Total Reserve Balance	Pmt Loan Status	Comments

										0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00		0.00		0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00

																																	NET REMIT TO MS	-

G-1

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Primary Servicer:

RE:	CFCRE 2016-C3

Pursuant to the Primary Servicing Agreement(s) between Wells Fargo Bank, National Association and the above-named Primary Servicer, we certify with respect to the Mortgage Loans and Serviced Companion Loans serviced by us for Wells Fargo Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

Servicing Officer	Date

H-1

EXHIBIT I

NEW LEASE INFORMATION

Loan #__________________________Property Type:__________________________Tenant:__________________________

Property Name/Address:_________________________________________________________________________________

Term (Years, Months):____________Sq Ft Gross Rentable:________________Net Rentable____________________________

Begin Lease Date:__________________________________________               Retail

End Lease Date:___________________________________________               Office

Occupancy Date (if diff):____________________________________               Other

Minimum Rent_____________________________________________________      (S/SF/YR)

		(Mo/Yr)	Escalation:	CPI	Other
Change to	on
Change to	on
Change to	on
Change to	on

Percentage Rent

% Amount	For	% Rent Due:
	For		Monthly
	Up to		Quarterly
	Up to		Annually

Breakpoint	(S/Yr)	Sales Report Due:___________________________________________________

(Mo/Yr)
Change to	on		Monthly
Change to	on		Quarterly
Change to	on		Annually

Recoveries

Taxes___________________________	Per____________________________
Insurance________________________	Per____________________________
Cam____________________________	Per____________________________
HVAC__________________________	Per____________________________
Adver/Promo_____________________	Per____________________________
Per____________________________
Per____________________________
Management______________________	Per____________________________

I-1

Renewal Options

Term____________________________	SF_____________________________
Minimum rent____________________	Gross Rentable__________________
% Rent__________________________	Net Rentable____________________

Landlord Costs
Alterations: _____________________________________________________________________________________________________
Commissions: ___________________________________________________________________________________________________
Moving Allowances: ______________________________________________________________________________________________
Buyout Clauses: _________________________________________________________________________________________________
Other: _________________________________________________________________________________________________________

Building Insurance Requirements
Tenant maintains fire & ED on building(s); will need coverage to renew
Does not furnish building coverage
General liability naming landlord mortgagee as additional insured; will need coverage for review
General liability without mentioning landlord’s mortgagee; do not need coverage

Waiver of Subrogation
N/A
Mutual; will need endorsement
Landlord only; will need endorsement
Tenant only; do not need endorsement

Comments:

Attachments:
Original Lease
Original Subordination Agreement

I-2

EXHIBIT J

MONTHLY ACCOUNTS CERTIFICATION

Primary Servicer:

RE:	CFCRE 2016-C3

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above named Primary Servicer, I certify with respect to each transaction serviced by us, as noted above, for Wells Fargo Bank, National Association that as of the last day of the calendar month immediately preceding the month in which this certificate is dated, all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Primary Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date